Exhibit 99.1

Regal Entertainment Group Reports Results for

Fourth Quarter 2013 and Increases Quarterly Dividend

Knoxville, Tennessee — February 13, 2014 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal fourth quarter 2013 results.

Total revenues for the fourth quarter ended December 26, 2013 were $739.9 million compared to total revenues of $721.4 million for the fourth quarter ended December 27, 2012(1).  Net income attributable to controlling interest was $24.0 million in the fourth quarter of 2013 compared to $36.3 million in the fourth quarter of 2012(1).  Diluted earnings per share was $0.15 for the fourth quarter of 2013 compared to $0.23 during the fourth quarter of 2012(1).  Adjusted diluted earnings per share(2) was $0.17 for the fourth quarter of 2013 compared to $0.27 during the fourth quarter of 2012(1).  Adjusted EBITDA(3) was $125.8 million for the fourth quarter of 2013 and $150.6 million for the fourth quarter of 2012(1).  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

“We are pleased to report that a healthy box office environment combined with the impact of our recent acquisitions enabled us to generate record total revenue and Adjusted EBITDA for the second consecutive year,” stated Amy Miles, CEO of Regal Entertainment Group. “The increase in our recurring quarterly dividend to $0.22 per share illustrates our confidence in the Company’s ability to generate significant free cash flow and our commitment to returning value to stockholders,” Miles continued.

Regal’s Board of Directors also today declared a cash dividend of $0.22 per Class A and Class B common share, payable on March 14, 2014, to stockholders of record on March 4, 2014.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2013. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:
Regal Entertainment Group management will conduct a conference call to discuss fourth quarter

2013 results on February 13, 2014 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter conference call ID #405494.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) operates the largest and most geographically diverse theatre circuit in the United States, consisting of 7,394 screens in 580 theatres in 42 states along with Guam, Saipan, American Samoa and the District of Columbia as of December 26, 2013. The Company operates theatres in 46 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:

Kevin Mead

Regal Entertainment Group

Vice President Investor Relations and Planning

Kevin.Mead@regalcinemas.com

865-925-9685

Media Contact:

Ken Thewes

Regal Entertainment Group

Senior Vice President and Chief Marketing Officer
865-925-9539

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Four Quarters Ended 12/26/13 and 12/27/12

 (in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 26, 2013	Dec. 27, 2012(1)	Dec. 26, 2013	Dec. 27, 2012(1)
Revenues
Admissions	$503.6	$485.3	$2,059.6	$1,925.1
Concessions	193.3	188.5	816.9	748.4
Other operating revenues	43.0	47.6	161.6	146.5
Total revenues	739.9	721.4	3,038.1	2,820.0

Operating expenses
Film rental and advertising costs	265.6	250.8	1,078.0	1,000.5
Cost of concessions	25.7	25.9	111.6	101.1
Rent expense	103.7	99.1	413.6	384.4
Other operating expenses	215.1	189.9	812.8	735.9
General and administrative expenses (including share-based compensation of $2.3 million and $3.3 million for the quarters ended December 26, 2013 and December 27, 2012, respectively, and $9.3 million and $10.3 million for the four quarters ended December 26, 2013 and December 27, 2012, respectively)	19.2	20.1	73.7	68.8
Depreciation and amortization	51.2	45.5	200.2	183.1
Net loss on disposal and impairment of operating assets and other	3.7	9.8	8.4	16.2
Income from operations	55.7	80.3	339.8	330.0

Interest expense, net	34.8	32.2	141.3	135.0
Earnings recognized from NCM	(12.9)	(11.7)	(37.5)	(34.8)
Gain on sale of NCM, Inc. common stock	––	––	(30.9)	––
Loss on extinguishment of debt	––	––	30.7	––
Other, net	(5.0)	(1.1)	(28.4)	(1.9)
Income before income taxes	38.8	60.9	264.6	231.7
Provision for income taxes	14.8	24.6	107.0	89.5
Net income	24.0	36.3	157.6	142.2
Noncontrolling interest, net of tax	––	––	0.1	0.1
Net income attributable to controlling interest	$24.0	$36.3	$157.7	$142.3

Diluted earnings per share	$0.15	$0.23	$1.01	$0.92
Adjusted diluted earnings per share(2)	$0.17	$0.27	$1.04	$0.98
Weighted average number of diluted shares outstanding(4)	155.9	155.3	155.7	155.0

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of Dec. 26, 2013	As of Dec. 27, 2012(1)

Cash and cash equivalents	$280.9	$109.5
Total assets	2,704.7	2,222.1
Total debt	2,310.7	1,995.2
Total stockholders’ deficit of Regal Entertainment Group	(713.4)	(748.6)

Operating Data

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 26, 2013	Dec. 27, 2012	Dec. 26, 2013	Dec. 27, 2012
Theatres at period end	580	540	580	540
Screens at period end	7,394	6,880	7,394	6,880
Average screens per theatre	12.7	12.7	12.7	12.7
Attendance (in thousands)	54,246	54,762	228,564	216,365
Average ticket price	$9.28	$8.86	$9.01	$8.90
Average concessions per patron	$3.56	$3.44	$3.57	$3.46

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 26, 2013	Dec. 27, 2012(1)	Dec. 26, 2013	Dec. 27, 2012(1)
EBITDA	$124.8	$138.6	$606.2	$549.9
Interest expense, net	(34.8)	(32.2)	(141.3)	(135.0)
Provision for income taxes	(14.8)	(24.6)	(107.0)	(89.5)
Deferred income taxes	(18.1)	22.6	(11.8)	52.4
Changes in operating assets and liabilities	29.8	44.8	(1.5)	(68.3)
Gain on sale of NCM, Inc. common stock	––	––	(30.9)	––
Loss on extinguishment of debt	––	––	30.7	––
Other items, net	4.4	15.7	2.5	37.1
Net cash provided by operating activities	$91.3	$164.9	$346.9	$346.6

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 26, 2013	Dec. 27, 2012(1)	Dec. 26, 2013	Dec. 27, 2012(1)
EBITDA	$124.8	$138.6	$606.2	$549.9
Net loss on disposal and impairment of operating assets and other	3.7	9.8	8.4	16.2
Share-based compensation expense	2.3	3.3	9.3	10.3
Gain on sale of NCM, Inc. common stock	––	––	(30.9)	––
Loss on extinguishment of debt	––	––	30.7	––
Noncontrolling interest, net of tax and other, net	(5.0)	(1.1)	(28.5)	(2.0)
Adjusted EBITDA(3)	$125.8	$150.6	$595.2	$574.4

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 26, 2013	Dec. 27, 2012	Dec. 26, 2013	Dec. 27, 2012
Net cash provided by operating activities	$91.3	$164.9	$346.9	$346.6
Capital expenditures	(42.0)	(26.1)	(112.1)	(89.2)
Proceeds from asset sales	0.6	4.7	7.3	5.8
Free cash flow(3)	$49.9	$143.5	$242.1	$263.2

Reconciliation of Net Income Attributable to Controlling Interest to Adjusted Diluted Earnings Per Share

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Dec. 26, 2013	Dec. 27, 2012(1)	Dec. 26, 2013	Dec. 27, 2012(1)
Net income attributable to controlling interest	$24.0	$36.3	$157.7	$142.3
Loss on extinguishment of debt, net of related tax effects	––	––	19.4	––
Gain on sale of available for sale securities, net of related tax effects	––	––	(1.6)	––
Gain on sale of NCM, Inc. common stock, net of related tax effects	––	––	(18.5)	––
Net loss on disposal and impairment of operating assets and other, net of related tax effects	2.2	5.9	5.1	9.8
Net income attributable to controlling interest, excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, gain on sale of NCM, Inc. common stock, net of related tax effects, and net loss on disposal, impairment of operating assets, net of related tax effects	$26.2	$42.2	$162.1	$152.1

Weighted average number of diluted shares outstanding(4)	155.9	155.3	155.7	155.0

Adjusted diluted earnings per share(2)	$0.17	$0.27	$1.04	$0.98
Diluted earnings per share	$0.15	$0.23	$1.01	$0.92

(1)         During the fourth quarter of fiscal 2013, the Company identified errors related to an understatement of deferred revenue attributable to its paper gift certificate and discount ticket products and an overstatement of other operating revenue associated with the unredeemed portion of these products dating back to 2002. In accordance with Financial Accounting Standards Board Accounting Standards Codification 250, Accounting Changes and Error Corrections, we evaluated the materiality of the errors from quantitative and qualitative perspectives, and concluded that the errors were immaterial to the Company’s prior period interim and annual consolidated financial statements. Since these revisions were not material to any prior period interim or annual consolidated financial statements, no amendments to previously filed interim or annual periodic reports are required. Consequently, the Company revised the historical consolidated financial information presented herein and will reflect the same revisions in our forthcoming fiscal 2013 Form 10-K.

For the quarter ended December 27, 2012, the immaterial error correction resulted in a decrease in other operating revenues, total revenues, income from operations and income before income taxes of $1.7 million, a decrease in provision for income taxes of $0.7 million, a decrease in net income and net income attributable to controlling interest of $1.0 million, and a decrease in diluted earnings per share of $0.01.   For the four quarters ended December 27, 2012, the correction resulted in a decrease in other operating revenues, total revenues, income from operations and income before income taxes of $4.2 million, a decrease in provision for income taxes of $1.7 million, a decrease in net income and net income attributable to controlling interest of $2.5 million, and a decrease in diluted earnings per share of $0.01. Additionally, the correction resulted in a decrease to EBITDA and Adjusted EBITDA of $1.7 million and $4.2 million for the quarter and four quarters ended December 27, 2012, respectively.  The correction also resulted in a decrease to adjusted diluted earnings per share of $0.01 and $0.02 for the quarter and four quarters ended December 27, 2012, respectively.

As of December 27, 2012, the immaterial error correction resulted in an increase in total assets of $12.6 million and an increase in total stockholders’ deficit of Regal Entertainment Group of $51.8 million.

(2)         We have included adjusted diluted earnings per share, which is diluted earnings per share excluding loss on extinguishment of debt, net of related tax effects, gain on sale of available for sale securities, net of related tax effects, gain on sale of NCM, Inc. common stock, net of related tax effects, and net loss on disposal and impairment of operating assets and other, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(3)         Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets and other, share-based compensation expense, gain on sale of NCM, Inc. common stock, loss on extinguishment of debt and noncontrolling interest, net of tax and other, net) was approximately $125.8 million for the quarter ended December 26, 2013.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2013. EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.

(4)         Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings per share and adjusted diluted earnings per share for the quarters and four quarters ended December 26, 2013 and December 27, 2012.